Exhibit 99.1

Inland Diversified Real Estate Trust, Inc.

CHANGE OF DISTRIBUTION ELECTION FORM

Any requests for custodial accounts, such as an IRA or SEP, require the authorization of the custodian. Contact the custodian for such requirements.

A - CHANGE OF DISTRIBUTION ELECTION

☐ **BEGIN** participation in the Distribution Reinvestment Plan: I hereby direct that future cash distributions be used to purchase additional shares in Inland Diversified Real Estate Trust, Inc. through the Distribution Reinvestment Plan, as stated in the prospectus.

☐ **TERMINATE** participation in the Distribution Reinvestment Plan.

☐ **PARTIAL CASH DISTRIBUTION/REINVESTMENT OPTION:** Please reinvest ___ % of each distribution and pay the remaining ___ % in cash.
Percentages must be in whole numbers and total 100%. (Complete #1 through #4 in box below for cash distribution.)

IF TERMINATING PARTICIPATION, please send future distributions: ***(By electing an option below, participation in the Distribution Reinvestment Plan will be terminated - if applicable.)***

☐ **VIA MAIL** to: *(Complete #1 through #4 in box below.)*

☐ **VIA ELECTRONIC DEPOSIT (ACH)** to: *(Complete #1 through #5 in box below and* ***attach voided check.****)*

NOT AVAILABLE FOR CUSTODIAL ACCOUNTS SUCH AS AN IRA OR SEP

1. **Name of Bank, Brokerage Firm or Individual***
2. **Distribution Mailing Address**
3. **City** **State** **Zip**
4. **Account #** (if applicable)
5. **Bank ABA/Routing #** (For ACH Only)

☐ **Checking** ☐ **Savings**

*If cash distribution is sent to an individual other than the registered owner, the stockholder's signature(s) must be medallion guaranteed.

B - SIGNATURE

Signature - Stockholder **Date**

Printed Name of Stockholder

Signature - Co-Stockholder **Date**

Printed Name of Co-Stockholder

Account #

Telephone

Signature - Custodian** (if applicable)
**Medallion Guaranteed Signature or Corporate Resolution Required

Medallion Signature Guarantee

Affix Medallion Signature Guarantee Stamp Here

MAIL OR FAX COMPLETED FORM TO:

Regular Mail:
Inland Diversified Real Estate Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219287
Kansas City, Missouri 64121-9287

Overnight Delivery:
Inland Diversified Real Estate Trust, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105

Fax: 877.593.1116 (except when medallion signature guaranteed)

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**IF THIS IS A CUSTODIAL ACCOUNT, SUCH AS AN IRA OR SEP, CONTACT YOUR CUSTODIAN.
THE CUSTODIAN'S SIGNATURE IS REQUIRED IN ORDER TO PROCESS SUCH REQUESTS.**

The Inland name and logo are registered trademarks being used under license.

5060CDE-1 5/7/2012